UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 26, 2016

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure	of Directors or Certain Officers.

On February 29, 2016, Noble Corporation plc (the “Company”) issued a press release announcing that James A. MacLennan had resigned as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective February 26, 2016. Dennis L. Lubojacky, Vice President and Controller of the Company, will act as interim CFO until a permanent replacement can be found.

In connection with Mr. MacLennan’s departure, he will receive $587,500 in cash and the Company will pay for certain household moving expenses in exchange for a general release of the Company by Mr. MacLennan. Of that amount $350,000 would have been paid as Mr. MacLennan’s bonus for 2015, and a separate portion ($79,167) is contingent on the expiration of a legally-mandated revocation period for the release of certain claims.

Mr. Lubojacky, age 63, has served in various accounting capacities for the Company and its predecessor, Noble Corporation, a Swiss corporation, and certain of their subsidiaries since July 2007, including in his current role as Vice President and Controller of the Company (and its predecessor, Noble-Swiss), since April 27, 2012. In this position, Mr. Lubojacky serves as principal accounting officer of the Company. Since February 2010, Mr. Lubojacky has also served as Vice President and Chief Financial Officer of the Company’s subsidiary, Noble Corporation, a Cayman Islands company. Mr. Lubojacky is a Certified Public Accountant.

The foregoing description is qualified in its entirety by reference to the press release issued by the Company, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of Noble Corporation plc, dated February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date: February 29, 2016	By:	/s/ Dennis J. Lubojacky
Dennis J. Lubojacky
Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of Noble Corporation plc, dated February 29, 2016.